                                                  EXHIBIT 99.8








                   RECEIVABLES PURCHASE AND SALE AGREEMENT

                           Dated as of May 20, 1994

                                    among

                            WYMAN-GORDON COMPANY,
                    WYMAN-GORDON INVESTMENT CASTINGS, INC.
                                     and
                           PRECISION FOUNDERS INC.

                                as the Sellers

                            WYMAN-GORDON COMPANY,

                               as the Servicer

                                     and

                     WYMAN-GORDON RECEIVABLES CORPORATION

                               as the Purchaser
























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

                              TABLE OF CONTENTS

SECTION                                                  PAGE
Parties                                                   1
Preambles                                                 1

ARTICLE I    DEFINITIONS                                  1
  1.01       Certain Definitions                          1
  1.02       Accounting Terms                             1
  1.03       Other Terms                                  2
  1.04       Computation of Time Periods                  2


ARTICLE II   AMOUNTS AND TERMS OF THE PURCHASES           2
  2.01       Agreement to Purchase                        2
  2.02       Effective Date Transactions; Sellers'
             Representations                              4
  2.03       Calculation of Purchase Price                7
  2.04       Payments and Computations, etc.              8
  2.05       Transfer of Records to WGRC                  8
  2.06       Additional Sellers                           9


ARTICLE III  REPRESENTATIONS AND WARRANTIES              10
  3.01       Representations and Warranties of the
             Sellers                                     10
  3.02       Representations and Warranties of WGRC      14
  3.03       Representations and Warranties of the
             Servicer                                    15


ARTICLE IV   GENERAL COVENANTS OF THE SELLERS            16
  4.01       Affirmative Covenants of the Sellers        16
  4.02       General Reporting Requirements of the
             Sellers                                     20
  4.03       Negative Covenants of the Sellers           22


ARTICLE V    ADMINISTRATION AND COLLECTION               24
  5.01       Collection of Receivables                   24
  5.02       Designation of Servicer                     25
  5.03       Duties of the Servicer; Daily Reports and
             Settlement Statements; Servicer Fee         26
  5.04       Responsibilities of the Sellers             28
  5.05       Further Action Evidencing Purchases         28
  5.06       Application of Collections                  29


ARTICLE VI   INDEMNIFICATION                             29
  6.01       Indemnities by the Sellers                  29




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


SECTION                                                  PAGE

ARTICLE VII  MISCELLANEOUS                               32
  7.01       Amendments, etc.                            32
  7.02       Notices, etc.                               33
  7.03       No Waiver; Remedies                         33
  7.04       Binding Effect; Assignability               33
  7.05       GOVERNING LAW; CONSENT TO JURISDICTION;
             WAIVER OF PERSONAL SERVICE AND VENUE;
             WAIVER OF JURY TRIAL                        34
  7.06       Costs, Expenses and Taxes                   35
  7.07       Confidentiality                             35
  7.08       Execution in Counterparts; Severability     36
  7.09       Termination Date                            36
  7.10       No Recourse                                 37
  7.11       No Proceedings                              37
  7.12       Entire Agreement                            37
  7.13       Survival of Agreement                       37




































                   RECEIVABLES PURCHASE AND SALE AGREEMENT
                           Dated as of May 20, 1994


             THIS RECEIVABLES PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of May 20, 1994 is among Wyman-Gordon Company, a Massachusetts corporation ("Wyman"), Wyman-Gordon Investment Castings, Inc., a Delaware corporation ("WGIC"), Precision Founders Inc., a California corporation ("PFI") and Wyman-Gordon Receivables Corporation, a Delaware corporation ("WGRC") (Wyman, WGIC and PFI, the "Initial Sellers" and, together with each other corporation that may hereafter become a party hereto pursuant to Section 2.06, being hereinafter referred to collectively as the "Sellers.")

WITNESSETH:

             WHEREAS, all of the issued and outstanding capital stock of WGRC is or, pursuant to the terms of Section 2.02 hereof, will be owned by the Initial Sellers;

             WHEREAS, WGRC was formed for the purpose of purchasing accounts receivable and certain related assets from the Sellers and engaging in other activities incidental thereto;

             WHEREAS, the Initial Sellers and WGRC have agreed to enter into this Agreement to evidence the terms and conditions under which such purchases shall take place; and

             WHEREAS, the Initial Sellers and WGRC have agreed that Cameron Forged Products Company ("Cameron"), shall become a "Seller" hereunder following the date after which (i) all of the outstanding stock of Cameron has been acquired by Wyman and (ii) the accounts receivable factoring arrangements entered into by Cameron and Cooper Industries, Inc. ("Cooper") in connection with such acquisition have been terminated and Cameron has repurchased such accounts from Cooper;

             NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

             SECTION 1.01. Certain Definitions. For all purposes of this Agreement, except as otherwise specifically provided herein, capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in Annex 1 hereto.

             SECTION 1.02.  Accounting Terms.  Under this Agree-
ment, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made and all financial statements prepared in accordance with GAAP.





             SECTION 1.03.  Other Terms.  All other undefined
terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the annexes, exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Annexes, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Annexes, Exhibits and Schedules attached hereto, the terms of which Annexes, Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

             SECTION 1.04.  Computation of Time Periods.  In this
Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                  ARTICLE II
                      AMOUNTS AND TERMS OF THE PURCHASES

             SECTION 2.01. Agreement to Purchase. (a) On the terms and conditions hereinafter set forth, on each Business Day from and after the Initial Purchase Date applicable to any Seller until the occurrence of the Termination Date, WGRC agrees (except as otherwise provided in Section 2.01(c)) to purchase from such Seller, and each such Seller agrees to sell to WGRC, all of such Seller's right, title and interest in and to all of its Receivables outstanding as of the Business Day before such date, which have not been previously purchased by WGRC, together with all of the Related Security relating to such Receivables and all Collections with respect to and other proceeds of such Receivables and Related Security (including, without limitation, all Receivables Notes received in respect thereof). For purposes of the foregoing sentence, a Receivable with respect to which an invoice has been withheld from mailing due to perceived billing errors shall not be deemed outstanding and shall not be purchased by WGRC hereunder until such invoice has been internally approved by the appropriate Seller. Until the Termination Date, each Purchase described in the preceding sentence shall occur no later than 4:00 p.m. (Boston time) on the date of such Purchase concurrently with payment of the Purchase Price required under Section 2.02 (or, in the case of the initial Purchase hereunder, concurrently with such payment, the making of the loans under the Long-Term Notes and the contribution to capital by each Initial Seller described herein). Prior to making any Purchase hereunder, WGRC may request from any Seller, and such Seller shall promptly deliver, such approvals, opinions, information, reports or documents as WGRC may reasonably request.






             (b) It is the intention of the parties hereto that each Purchase of Receivables to be made hereunder shall constitute a "sale of accounts," as such term is used in Article 9 of the UCC, and not a loan secured by such accounts and Seller shall have no rights or obligations hereunder to repurchase or otherwise reacquire any of the Receivables. Except for Noncomplying Receivables Adjustments and Dilution Adjustments, each sale of Receivables by a Seller to WGRC is made without recourse to such Seller; provided, however, that (i) each Seller shall be liable to WGRC for all representations, warranties and covenants made by such Seller pursuant to the terms of Section 6.01 of this Agreement, and
(ii) such sale does not constitute and is not intended to result in an assumption by WGRC or any assignee thereof of any obligation of any Seller or any other Person arising in connection with the Receivables, the Related Security and the related Invoices, or any other obligations of the Sellers. In view of the intention of the parties hereto that the Purchases of Receivables to be made hereunder shall constitute a sale of such Receivables rather than a loan secured by such Receivables, each Seller agrees to note in its financial statements that its Receivables have been sold to WGRC.

             (c)  Notwithstanding any other provision of this
Article II, WGRC shall not purchase from any Seller nor shall any Seller sell to WGRC any Receivables on or after the earlier of (i) the Termination Date, (ii) the date of any Insolvency Event occurring with respect to such Seller or WGRC or (iii) the discovery by Wyman, WGRC or any Seller of any Liquidation Event described in clause (m) of the definition thereof with respect to the Receivables to be sold by such Seller; provided, however that if:
               (A) such Insolvency Event arises as a result of an involuntary bankruptcy or other proceeding filed against a Seller, and such proceeding is dismissed or otherwise terminated prior to the Termination Date; or

               (B) such Insolvency Event arises as a result of an involuntary bankruptcy or other proceeding filed against a Seller, and (1) WGRC, the Facility Agent and the Rating Agency shall have received an order from the court having jurisdiction of such matter, which order (x) is satisfactory to the Facility Agent and the Rating Agency, (y) approves the continuation of sales of Receivables by such Seller or Sellers to WGRC hereunder and (z) provides that WGRC and its assigns (including the Banks and the Agents) can rely on such order for the validity and nonavoidance of such sales and (2) the Rating Agency shall have issued a reconfirmation of its rating with respect to the Facility; or

               (C) such Liquidation Event is cured prior to the Termination Date;

then, in any such case, WGRC shall automatically resume its purchase of Receivables from such Seller or the Sellers hereunder unless and until the Termination Date has otherwise occurred in accordance with the terms hereof.

     SECTION 2.02. Effective Date Transactions; Sellers' Representations; Payment for Purchases; Adjustments to Purchase Price. (a) On the Effective Date, each Initial Seller shall make a contribution to the capital of WGRC equal to the Purchase Price of all of its Receivables which are not paid for in cash or by delivery of a Long-Term Note, in exchange for which contribution the Initial Sellers shall collectively receive all of the common stock of WGRC. Each Long-Term Note shall be substantially in the form of Exhibit A-3 attached hereto. WGRC hereby agrees that it shall, subject to the terms and provisions of the Revolving Credit Agreement and upon the request of any Seller from time to time, request the Banks to make a Borrowing of Revolving Loans under the Revolving Credit Agreement. All proceeds received by WGRC from such Borrowings shall be remitted to, and shall be applied by, the Sellers in the same manner and to the same extent as if such proceeds constituted Available Cash to be distributed and applied pursuant to Section 9.07(c) of the Revolving Credit Agreement. If, after the Effective Date, any Seller elects to advance to WGRC and WGRC agrees to borrow additional loans (other than the loans evidenced by the Short-Term Notes and the L/C Note described below), then such Seller may make such additional loans under its Long-Term Note, the terms of which shall govern the repayment of such loans. The applicable Seller may evidence the making of any such additional loan or loans by recording the date and amount thereof on the grid attached to its Long-Term Note; provided that failure to make any such recordation on such grid or any error in such grid shall not adversely affect such Seller's rights to recover the outstanding amount of such loan. It is expressly acknowledged and agreed that nothing in this Section 2.02(a) shall require any Seller to advance, or require WGRC to borrow, any such additional loans (other than the loans evidenced by the Short-Term Notes and the L/C Note described below).

     (b) Each Purchase of Receivables hereunder shall be consummated through WGRC's payment of the applicable Purchase Price therefor in cash, except (i) as otherwise provided in Section 2.02(d) or (e) below, and (ii) that WGRC may set off against the amount of any such payment amounts then owing to WGRC as Dilution Adjustments and Noncomplying Receivables Adjustments as provided in
Section 2.02(f) below and/or other uncontested amounts owing to WGRC under this Agreement.

     (c) It shall be a condition precedent to each Purchase hereunder from a Seller that (i) the representations and warranties of such Seller contained in Section 3.01 are correct in all material respects as to it and as to the Receivables purchased from it in such Purchase on and as of such day as though made on and as of such date (except for representations and warranties which relate to a specific date only), and (ii) no event has occurred and is continuing, or would result from such Purchase, which constitutes a Liquidation Event. Each Seller, by accepting the proceeds of the Purchase Price for a Purchase, shall be deemed to have certified to WGRC the satisfaction of the foregoing conditions precedent; provided, however, that such Seller shall not be deemed to have certified the non-existence of a Liquidation Event of which



it does not have knowledge which Liquidation Event may have arisen solely on account of actions or omissions of WGRC. Upon the payment of the Purchase Price for any Purchase, title to the Purchased Assets included in such Purchase shall vest in WGRC, whether or not the conditions precedent to such Purchase were in fact satisfied.

     (d) WGRC may elect to pay all or part of the applicable Purchase Price for all Purchases of Receivables to be made on any day by paying cash or, at the request of the Sellers, by causing the Issuing Bank or the Banks severally (as applicable) to issue a Letter of Credit in favor of beneficiaries selected by the Sellers and in form and substance acceptable to WGRC. In the event that the Sellers request that any purchases be paid for by issuance of a Letter of Credit, the Sellers shall on a timely basis provide WGRC with such information as is necessary for WGRC to obtain such Letter of Credit from the Issuing Bank or the Banks. No Seller shall have any reimbursement obligations in respect of any draws under any Letter of Credit. The face amount of each Letter of Credit shall be applied in the following order of priority: (i) as a deduction from the applicable Purchase Price otherwise payable by WGRC; (ii) to the extent such face amount exceeds such Purchase Price, as a reduction in the principal amounts owed under the Short-Term Notes (allocated among the Short-Term Notes as Wyman shall direct); (iii) to the extent the aggregate principal amount outstanding under the Short Term Notes has been reduced to zero, as a reduction in the principal amounts owed under the Long-Term Notes (allocated among the Long-Term Notes as Wyman shall direct); and
(iv) to the extent the aggregate principal amount outstanding under the Long-Term Notes has been reduced to zero, as a credit against the Purchase Price payable to the Sellers for future purchases of Receivables; provided, however, that if such credit is not fully utilized on the earlier of (i) the Termination Date and (ii) the date on which such particular Letter of Credit is drawn, then the Sellers shall pay to WGRC, in consideration of the applicable portion of the L/C Note, cash in an amount equal to the unutilized amount of such credit. The aggregate amount of deductions, reductions and credits described in clauses (i) through (iv) of the immediately preceding sentence shall be evidenced by an L/C Note in the form of Exhibit A-1 hereto in a notional principal amount of $35,000,000 and in an initial principal amount equal to the sum of such deductions, reductions and credits, and shall be payable to Wyman, for the benefit of the Sellers, in accordance with the terms and provisions of the L/C Note, this Agreement and Article IX of the Revolving Credit Agreement. The principal amount of the L/C Note shall be increased by the amount of each subsequent deduction, reduction and credit described above and reduced by the amount of each draw on any Letter of Credit. Any payments or credits made on or with respect to the L/C Note shall be allocated among the Sellers as the Sellers may mutually agree. In the event that a Letter of Credit (as the same may be extended, replaced or renewed and after giving effect to any partial draws) expires or is otherwise terminated undrawn, a portion of the principal amount of the L/C Note equal to the undrawn face amount of such Letter of Credit shall be payable to Wyman, for the benefit of the Sellers, within 15 Business Days thereafter.



     (e) If, on any day, WGRC has insufficient funds to pay in full the Purchase Price owed on such day, or if the Sellers otherwise consent, WGRC may pay all or part of the applicable Purchase Price to be made on such day by borrowing under its Short-Term Notes, each in the form of Exhibit A-2 attached hereto and issued in favor of each Seller, and each Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a revolving loan in the amount so specified by WGRC; provided, however, that WGRC may not make payments of Purchase Prices through the use of such revolving loans if, as a result thereof, either (i) the aggregate unpaid principal amount of the Short-Term Notes would exceed the lesser of (A) $15,000,000 and (B) 10% of the aggregate Outstanding Balance of Receivables of all the Sellers or (ii) the aggregate unpaid principal amount of any Seller's Short-Term Note would exceed the maximum stated amount thereof, and subject (in either case) to the requirements set forth in Section 8.02 of the Revolving Credit Agreement. Each such revolving loan shall be payable in accordance with the terms and provisions of the Short-Term Notes, this Agreement and Article IX of the Revolving Credit Agreement. Each Seller may evidence the making of each revolving loan by recording the date and amount thereof on the grid attached to its Short-Term Note; provided, that failure to make any such recordation on such grid or any error in such grid shall not adversely affect such Seller's rights to recover the outstanding unpaid principal amount of the revolving loans made under its Short-Term Note. WGRC hereby agrees, to the extent reasonably practicable, to use its best efforts to allocate the amount of revolving loans made on any day under the Short-Term Notes ratably among the Sellers according to the respective Purchase Prices owed to each Seller for Receivables sold on such date.

     (f) On each Business Day after its Initial Purchase Date, each Seller shall (or shall cause the Servicer to) report the amount of Dilution which occurred with respect to such Seller's Receivables on the prior Business Day, and the Dilution Adjustment owing on account of such Dilution shall be deducted from the applicable Purchase Price which would, but for this Section 2.02(f), otherwise be payable to such Seller on such date. If any such Dilution relates to goods which are returned to a Seller or repossessed by a Seller, then, concurrently with payment of such Dilution Adjustment (whether through offset or otherwise), WGRC shall assign and transfer to such Seller, without any further action or consideration, all of WGRC's right, title and interest in and to such returned or repossessed goods. In addition, if, on the Business Day immediately preceding such date, WGRC has (i) notified any Seller that any Receivables previously sold to WGRC under this Agreement have been discovered to be Noncomplying Receivables and
(ii) requested that such Seller pay to WGRC a Noncomplying Receivables Adjustment on account of such Noncomplying Receivables, then such Noncomplying Receivables Adjustment shall also be deducted from the applicable Purchase Price which would, but for this Section 2.02(f), otherwise be payable to such Seller on such date. If the sum of the applicable Dilution Adjustment and the





Noncomplying Receivables Adjustment on any date exceeds the applicable Purchase Price otherwise owing to a Seller, WGRC shall be entitled to a reduction in the principal amount outstanding under the applicable Short-Term Note in an amount equal to such excess and, in the event the principal amount outstanding under such Short-Term Note has been reduced to zero, to a credit against the Purchase Price otherwise payable for future purchases of Receivables from such Seller; provided, however, that if any such credit is not fully utilized within five Business Days, such Seller shall pay to WGRC the remaining amount of any such credit on the next following Business Day in cash. If, on any date, the Servicer notifies WGRC that WGRC has received Collections on account of a Noncomplying Receivable for which a Noncomplying Receivables Adjustment was previously made, then the amount of such Collections must be added to the Purchase Price otherwise payable to the applicable Seller on such date.

     SECTION 2.03. Calculation of Purchase Price. (a) The Purchase Price Percentage applicable to Purchases from each Seller hereunder shall be set forth in Schedule 1 of Annex I hereto for the period from the Effective Date until the first Settlement Date.
Thereafter and from and after each subsequent Settlement Date, the Purchase Price Percentage applicable to Purchases from each Seller hereunder shall be as set forth in the most recent Settlement Statement prepared by the Servicer pursuant to Section 5.03(b) (or, in the case of any Seller other than an Initial Seller, for the period from such Seller's Initial Purchase Date until the next Settlement Date, as set forth in such Seller's Assumption Agreement) and the Purchase Prices owed to each Seller for any Business Day shall be as set forth in the Daily Report prepared by the Servicer pursuant to Section 5.03(b). Each Seller agrees to provide to the Servicer on a timely basis all information necessary to calculate the applicable Purchase Price Percentage and the applicable Purchase Price.

     (b) Until WGRC shall notify any Seller or the Servicer of any exceptions to the calculations contained in any Daily Report or Settlement Statement (copies of which notices shall be concurrently sent to the Agents), each such Daily Report and Settlement Statement shall be deemed to be correct as originally delivered.
If WGRC shall have notified any Seller or the Servicer and the Agents of any exceptions to the Daily Report or Settlement Statement, such Seller, the Servicer, WGRC and the Agents shall promptly endeavor to resolve the matters set forth in such notice. Until such resolution is agreed upon, however, the Daily Report or Settlement Statement originally delivered by the Servicer shall, absent manifest error, continue to be presumed correct for purposes of calculating the applicable Purchase Price payable hereunder until a resolution is reached to the contrary. Nothing contained in this Section 2.03(b), however, shall be deemed to limit the rights of WGRC under Section 6.01.








     SECTION 2.04. Payments and Computations, Etc. All amounts to be paid by WGRC to any Seller or by any Seller to WGRC hereunder shall be paid in accordance with the terms hereof no later than 4:00 p.m. (Boston time) on the day when due in Dollars in immediately available funds to such account as such Seller or WGRC, as applicable, may from time to time specify in writing. Payments received by any Seller or WGRC after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Each party hereto shall, to the extent permitted by law, pay to the other party interest on all amounts not paid when due hereunder, from and after the Business Day immediately following the Business Day such party receives notice thereof from the other party until such amounts are paid in full, at 2% per annum above the Discount Rate in effect on the date such payment was due (subject, in the case of payments owing by WGRC, to the provisions of Section 9.07 and 9.08 of the Revolving Credit Agreement); provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 365 or, as applicable, 366 days for the actual number of days (including the first but excluding the last day) elapsed.

     SECTION 2.05. Transfer of Records to WGRC. (a) Each Purchase of Receivables hereunder shall include the transfer to WGRC of all of the applicable Seller's right and title to and interest in the Records relating to such Receivables, and each Seller hereby agrees that such transfer shall be effected automatically with each such Purchase, without any further documentation. In connection with such transfer, each Seller hereby grants to WGRC an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Seller or is owned by others and used by such Seller under license agreements with respect thereto. The license granted hereby shall be irrevocable, and shall terminate on the Collection Date.

     (b) Each Seller shall take such action requested by WGRC, from time to time hereafter, that may be necessary or appropriate in the opinion of WGRC on the part of such Seller to ensure that WGRC has (i) an enforceable ownership interest in the Records relating to the Receivables purchased from the Sellers hereunder and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

     (c) Notwithstanding the foregoing, it is expressly understood and agreed by the parties hereto that, as of the date hereof: (i) Cameron utilizes software (the "Cameron Software") owned by Computer Associates to account for its Receivables, and (ii) Computer Associates is not willing to grant to WGRC or the Servicer an enforceable right to use such Cameron Software. WGRC agrees that, upon the addition of Cameron as a Seller hereunder, Cameron



shall not be required to grant WGRC or the Servicer an enforceable right to use the Cameron Software, provided that (y) if each of WGRC and the Servicer has not been granted such a right on or before March 31, 1995, then Cameron shall cease to use the Cameron Software to account for the Receivables and shall process all data relating to the Receivables pursuant to software programs which WGRC and the Servicer each has an enforceable right to use and (z) unless and until WGRC and the Servicer each has an enforceable right to use Cameron's accounts receivable software, Cameron shall,
(1) on each Business Day, download from the Cameron Software all information relating to the Receivables generated by it and program such information into a spreadsheet which will be readable pursuant to "Excel," "Lotus," or similar software program and in a format which is consistent with the other Sellers' computer records relating to the Receivables; and (2) as frequently as the Servicer, WGRC or the Collateral Agent may request, forward to the Servicer, WGRC and/or the Collateral Agent computer disks containing such spreadsheet information. If, by March 31, 1995, Cameron has not satisfied the conditions described in clause (y) of the immediately preceding sentence, then the Receivables sold by Cameron hereunder shall thereafter not constitute Eligible Receivables unless and until such conditions are satisfied.

     SECTION 2.06. Additional Sellers. At any time prior to the Termination Date, Wyman may designate any U.S. Subsidiary of which it owns (directly or indirectly) at least 80% of the issued and outstanding stock as an additional "Seller" hereunder and such Subsidiary shall, subject to the conditions precedent set forth below, become a "Seller" for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. Without limiting the foregoing, it is expressly understood and agreed by the parties hereto that Cameron shall become a "Seller" hereunder when the conditions set forth herein and in the recitals to this Agreement with respect thereto have been satisfied. The addition of any Subsidiary as a "Seller" hereunder shall be subject to the satisfaction of the conditions precedent that (i) such additional Seller shall have executed an Assumption Agreement substantially in the form of Exhibit F attached hereto (with the annexes thereto appropriately completed); (ii) except as otherwise contemplated in Section 2.05(c), the representations and warranties made by the Initial Sellers as of the Effective Date shall be made by such additional Seller as of its Initial Purchase Date and shall be true and correct as to such additional Seller in all respects as of such date; (iii) WGRC, the Facility Agent and the Rating Agency shall have received, in form and substance satisfactory to each of them, an executed copy of such Assumption Agreement and such evidence of corporate existence and good standing, secretary's certificates, UCC lien search reports, UCC financing statements, legal opinions and similar documentation required of the Initial Sellers on or prior to the Effective Date (with sufficient copies of all such documentation for delivery to the Banks) and such other documentation as may be reasonably required by WGRC, the Facility Agent or the Rating Agency; and (iv) in the case of any additional Seller other than Cameron, the Rating Agency shall have confirmed



in writing that such addition will not cause its rating of the Facility to be reduced or withdrawn. Upon the satisfaction of all such conditions precedent with respect to any such additional Seller, each of the applicable schedules and exhibits hereto shall be automatically deemed amended in accordance with the applicable Assumption Agreement, without any further action on the part of any of the parties hereto. Prior to or within a reasonable time following the addition of any new Seller under this Section 2.06, WGRC (or the Facility Agent as its designee) shall have the right to conduct a review of any additional Seller's books and records relating to the Receivables sold or to be sold by such Seller, the costs and expenses of which review shall be borne by Wyman and/or such new Seller as Wyman and such Seller may mutually agree.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties of the Sellers. Each Seller represents and warrants that as of the Initial Purchase Date with respect to such Seller and (except for representations and warranties which relate to a specific date only) as of the date of each Purchase:

     (a) Such Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all governmental licenses, authorizations, consents and approvals required to carry on its business, and is in good standing in each jurisdiction in which its business is now conducted, except where the absence of such licenses, authorizations, consents, approvals or good standing would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by such Seller of this Agreement, the other Facility Documents to which it is a party and all other agreements, instruments and documents executed and delivered by such Seller hereunder and thereunder, and the transactions contemplated hereby and thereby, are within such Seller's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any Purchased Assets except as created in favor of WGRC hereunder nor result in or require the creation of any material Lien with respect to its other properties; (ii) violate, conflict with or result in a breach or default under such Seller's charter or by-laws; (iii) violate, conflict with or result in a breach or default under any law, rule or regulation applicable to such Seller or its property;
(iv) violate, conflict with or result in a breach or default under any contractual restriction contained in any indenture, loan, credit agreement or bond; (v) violate, conflict with or result in a breach or default under any lease, mortgage, security agreement, note, or other agreement or instrument binding on such Seller or to which its property is subject, which violation, breach or default would have a Material Adverse Effect; or (vi) violate, conflict with or result in a breach of any order, writ, judgment, award, injunction or decree binding on such Seller or to which its



property is subject. No transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement has been duly executed and delivered on behalf of such Seller.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, governmental agency or official or other Person is required for the due execution, delivery and performance by such Seller of this Agreement, any other Facility Document to which it is a party or any other agreement, document or instrument delivered hereunder or thereunder except for the filing of UCC Financing Statements to evidence WGRC's ownership interests in the Receivables and other Purchased Assets purchased hereunder and all proceeds thereof, which filings have been duly made and are, and on or prior to each Purchase will be, in full force and effect, and for other consents which have been duly obtained.

     (d) This Agreement and each of the other Facility Documents to which such Seller is a party each constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

     (e) Immediately prior to WGRC's Purchase of each Purchased Asset sold by such Seller hereunder, such Seller is or will be the lawful owner of, and have good title to, such Purchased Asset, free and clear of all Liens except Permitted Liens. Upon the Purchase of each Receivable sold by such Seller hereunder, WGRC shall acquire all of the right and title to and interest of such Seller in such Receivable and all other Purchased Assets relating thereto, free and clear of any Liens (except Permitted Liens) and shall have a valid, perfected first priority ownership interest in such Receivables, subject only to Permitted Liens. The Purchases of the Purchased Assets by WGRC constitute true and valid sales and transfers for consideration (and not merely a pledge of such Purchased Assets for security purposes), enforceable against creditors of such Seller and no Purchased Assets shall constitute property of such Seller. No effective financing statement or other instrument similar in effect covering all or any part of such Purchased Assets naming such Seller as assignor or debtor shall at such time be on file in any filing or recording office except as may be filed in favor of WGRC or its assigns pursuant to the Facility Documents.

     (f) The use of all funds received by such Seller under this Agreement will not violate Regulations G, T, U and X, as in effect from time to time.

     (g) No information, exhibit, financial statement, document, book, record or report (including, without limitation, the Information Memorandum) furnished or to be furnished by such Seller (whether individually or in its capacity as Servicer or sub-servicer, as the case may be) to WGRC, the Agents, the Banks and/or the Issuing Bank in connection with this Agreement or any of the other Facility Documents is or shall be inaccurate in any material




respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to WGRC or the foregoing parties, as the case may be, at such time) as of the date so furnished.

     (h) The principal place of business and chief executive office of such Seller are located at the address of such Seller referred to in Section 7.02 hereof and the locations of the offices where the Records and computer software are kept, together with each other location within the states of Massachusetts and New Hampshire where the Sellers conduct business, are listed on
Schedule 3.01(h) (or at such other locations, notified to WGRC and the Agents in accordance with Section 4.01(d), in jurisdictions where all action required by Section 5.05 has been taken and completed).

     (i) Each Obligor has been instructed to remit payment on the Receivables either to (1) one of the Lock-Box Accounts to be utilized by WGRC or (2) via wire transfer, directly to the Collection Account. From and after its Initial Purchase Date, such Seller will have no right, title and/or interest to any of the Lock-Box Accounts and will maintain no lock-box accounts in its own name for the collection of such Receivables. The account numbers of all Lock-Box Accounts, together with the names and addresses of all the Lock-Box Banks maintaining such Lock-Box Accounts, are specified in Schedule 3.01(i).

     (j) During the five-year period prior to the Initial Purchase Date, such Seller has had no trade names, fictitious names, assumed names or any other names under which it has done or is doing business except as set forth in Schedule 3.01(j).

     (k) There are no actions, suits or proceedings pending, or to the knowledge of such Seller, threatened, against it or affecting it or its property in any court, or before any arbitrator of any kind, or before or by any governmental body, which (i) challenge the validity, legality or enforceability of this Agreement or any of the other Facility Documents, or (ii) would have a Material Adverse Effect.

     (l) All of the computer software used by such Seller to account for the Receivables is set forth in Schedule 3.01(l) hereto. The Servicer, WGRC and their respective assigns (including any successor Servicers) have (or will have, concurrently with the effectiveness hereof) an enforceable right (whether pursuant to
Section 2.05 hereunder or by separate sublicense and except as otherwise contemplated by Section 2.05(c)) to use all such computer software to the extent necessary for administering the Receivables.

     (m) On the date of Purchase thereof, each Receivable is, unless otherwise identified in the Daily Report, an Eligible
Receivable.




     (n) Such Seller, on its Initial Purchase Date, (i) is not "insolvent" (as such term is defined in Section 101(31)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they mature and
(iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

     (o) Such Seller is entering into the transactions contemplated by this Agreement in reliance on WGRC's identity as a separate legal entity from each Seller and each of its Affiliates other than WGRC, and acknowledges that WGRC and the other parties to the Facility Documents are similarly entering into the transactions contemplated by the other Facility Documents in reliance on WGRC's identity as a separate legal entity from each Seller and each such other Affiliate.

     (p) Such Seller is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (q) Wyman has delivered to WGRC complete and correct copies of the audited consolidated balance sheet of Wyman as of December 31, 1993 and the unaudited consolidated balance sheet of Wyman as of March 31, 1994 and related consolidated statements of income and cash flows for the twelve-month and three-month periods then ended, respectively. Such balance sheets and statements of income and cash flows have been prepared in accordance with GAAP consistently applied (subject to changes in application which were approved by Wyman's independent public accountants and were disclosed therein and subject to normal year-end adjustments in the case of the unaudited statements), and present fairly in all material respects Wyman's financial position as of the dates indicated above and the results of its operations for the periods then ended.

     (r) None of the inventory the sale of which has given or may hereafter give rise to a Receivable, is subject to any Lien (other than Permitted Liens).

     (s) All of the Receivables are evidenced by an Invoice substantially in one of the forms collectively attached hereto as Exhibit B hereto, or such other written contract and/or form of invoice approved by WGRC (or, to the extent required under the Revolving Credit Agreement, by its assigns) in writing.

     (t) As of its Initial Purchase Date, such Seller is not in default under any indenture or any loan, credit or other agreement with respect to Indebtedness, the effect of which is to cause, or to permit (or would, with the giving of notice or the lapse of time or both, permit) the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity.





     (u) Such Seller currently maintains, and shall continue to maintain, such liability and casualty insurance as may be required by applicable law, as is necessary for the continued operation of its businesses and as is customarily maintained by companies engaged in similar businesses.

     (v) No accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA or Section 412(a) of the IRC) exists with respect to any Benefit Plan, and such Seller has not failed to satisfy the minimum funding requirements under ERISA or the IRC with respect to any Benefit Plan which deficiency or failure would cause any Lien (other than a Permitted Lien) to attach to the Purchased Assets under Title IV of ERISA. As of its Initial Purchase Date, such Seller has no intent to terminate or to permit any ERISA Affiliate to terminate any Benefit Plan which would cause any Lien (other than a Permitted Lien) to attach to the Purchased Assets under Title IV of ERISA.

     (w) Wyman and, where applicable, each Seller, has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or in any assessments received by it, other than taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which Wyman or each Seller, as applicable, has set aside adequate reserves on its books in accordance with GAAP and which proceedings would not have a Material Adverse Effect.

     (x) The transactions contemplated by this Agreement and by each of the Facility Documents are being consummated by each Seller in furtherance of such Seller's ordinary business, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. As of the Effective Date, and as of each Purchase Date, the Sellers shall have received reasonably equivalent value for the Receivables sold or otherwise conveyed to WGRC under this Agreement.

     (y) (i) As of the Effective Date, Wyman owns 100% of the issued and outstanding stock of the other Initial Sellers, (ii) as of Cameron's Initial Purchase Date, Wyman shall own 100% of the issued and outstanding stock of Cameron and (iii) as of the date of each Purchase, Wyman shall own (directly or indirectly) at least 80% of the issued and outstanding stock of each other Seller.

     SECTION 3.02. Representations and Warranties of WGRC. WGRC represents and warrants that as of the Effective Date and (except for representations and warranties which relate to a specific date only) as of the date of each Purchase:

     (a) WGRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every applicable jurisdiction except where the failure to be so qualified and to be in good standing could not reasonably be expected to have a Material Adverse Effect.



     (b) The execution, delivery and performance by WGRC of this Agreement, the other Facility Documents to which it is a party and all other agreements, instruments and documents delivered by WGRC hereunder and thereunder, and the transactions contemplated hereby and thereby, are within WGRC's corporate powers, and have been duly authorized by all necessary corporate action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any of its properties except as created in favor of the Collateral Agent for the benefit of the Agents and the Banks or
(ii) violate, conflict with or result in a breach or default under any of the following: WGRC's charter or by-laws; any law, rule or regulation applicable to WGRC or its property; any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on WGRC or to which its property is subject; or any order, writ, judgment, award, injunction or decree binding on WGRC or to which its property is subject. This Agreement has been duly executed and delivered on behalf of WGRC.

     (c) No authorization or approval or other action by, and no notice to or filing with, any government authority or regulatory body or other Person is required for the due execution, delivery and performance by WGRC of this Agreement, any other Facility Document executed between the Sellers and WGRC or any other agreement, document or instrument delivered hereunder or thereunder except for the filing of UCC Financing Statements to evidence WGRC's ownership interests in the Receivables purchased hereunder and all proceeds thereof and to evidence the Collateral Agent's security interest in the Purchased Assets under the Revolving Credit Agreement.

     (d) This Agreement and each of the other Facility Documents to which WGRC is a party constitutes the legal, valid and binding obligation of WGRC enforceable against WGRC in accordance with its terms.

     SECTION 3.03. Representations and Warranties of the Servicer. The Servicer represents and warrants that as of the Effective Date and continuing through the Collection Date:

     (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all governmental licenses, authorizations, consents and approvals required to carry on its business, and is in good standing in each jurisdiction in which its business is no conducted, except where the absence of such licenses, authorizations, consents, approvals or good standing would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Servicer of this Agreement, the other Facility Documents to which it is a party and all other agreements, instruments and documents delivered by the Servicer hereunder and thereunder, and the transactions contemplated hereby and thereby, are within the Servicer's corporate powers, have been duly authorized by all necessary



corporate action, and do not and will not (i) result in or require the creation of any Lien upon or with respect to any of its properties except as created in favor of WGRC hereunder or in favor of the Collateral Agent for the benefit of the Agents and the Banks; (ii) violate, conflict with or result in a breach or default under the Servicer's charter or by-laws; (iii) violate, conflict with or result in a breach or default under any law, rule or regulation applicable to the Servicer or its property; (iv) violate, conflict with or result in a breach or default under any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Servicer or to which its property is subject, which violation, breach or default would have a Material Adverse Effect; or (v) violate, conflict with or result in a breach of any order, writ, judgment, award, injunction or decree binding on the Servicer or to which its property is subject. This Agreement has been duly executed and delivered on behalf of the Servicer.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery and performance by the Servicer of this Agreement, any other Facility Document executed by the Servicer or any other agreement, document or instrument delivered by the Servicer hereunder or thereunder except for the filing of UCC Financing Statements to evidence WGRC's ownership interests in the Receivables purchased from the Sellers and all proceeds thereof and to evidence the Collateral Agent's security interest in the Purchased Assets under the Revolving Credit Agreement.

     (d) This Agreement and each of the other Facility Documents to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms.

                                  ARTICLE IV
                       GENERAL COVENANTS OF THE SELLERS

     SECTION 4.01. Affirmative Covenants of the Sellers. From the date hereof until the Collection Date, each Seller will, unless
WGRC (or, to the extent required under the Revolving Credit
Agreement, its assigns) shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply in all respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards with respect to it, its business and properties and all of the Purchased Assets, including, without limitation, all Receivables and related Invoices included therein, except where the failure to so comply would not have a Material Adverse Effect.








     (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, good standing, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction in which its business is conducted, except where the failure to preserve and maintain such existence, good standing, rights, franchises, privileges and qualification would not have a Material Adverse Effect; provided, that nothing in this Section 4.01(b) shall be deemed to prohibit any Seller or any Subsidiary of a Seller from merging with or consolidating with or into, or from disposing of assets (other than Purchased Assets) to and from, any other Seller or Subsidiary or a Seller (other than WGRC); provided, however, that any survivor of any such merger or consolidation (if not a Seller) must satisfy each of the conditions precedent set forth in Section 2.06 hereunder.

     (c) Performance and Compliance with Receivables. At its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it with respect to the Receivables included in the Purchased Assets, except where the failure to so perform and comply would not have a Material Adverse Effect.

     (d) Location of Records. Keep its principal place of business and chief executive office at the address of such Seller referred to in Section 7.02 hereof, and the offices where it keeps the Records, at the addresses referred to on Schedule 3.01(h) or, upon 30 days' prior written notice to WGRC and the Facility Agent, at such other locations within the United States where all action required by Section 5.05 shall have been taken and completed; provided, that, in the case of any change in a Seller's principal place of business and chief executive office to a location other than North Grafton, Massachusetts such Seller shall also provide, prior to such change, an opinion of counsel reasonably acceptable to the Facility Agent as to continued perfection of the ownership interests in the Receivables hereunder following such change.

     (e) Credit and Collection Policy. Comply in all material respects with the Credit and Collection Policy attached hereto as Exhibit C (as such Credit and Collection Policy may be amended in accordance with Section 4.03(c)) applicable to the Receivables and the related Invoices included in the Purchased Assets.

     (f) Collections. Instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account. If such Seller or any of its agents or representatives shall receive any Collections, such recipient will comply with the terms and provisions of Section 5.01(a) hereof.

     (g) Audits; Information. Each Seller will furnish WGRC and its permitted assigns from time to time such information with respect to the Receivables as WGRC shall reasonably request from such Seller. At any time and from time to time during any Seller's normal business hours, with reasonable notice, such Seller shall



permit WGRC, its permitted assigns or their respective agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and discs) in the possession or under the control of such Seller relating to the Receivables or the other Purchased Assets, (ii) to visit the offices and properties of such Seller for the purpose of examining such materials described in clause (i) above, (iii) to discuss matters relating to the Receivables or the other Purchased Assets, or such Seller's performance hereunder with any of the officers or employees of such Seller having knowledge of such matters and (iv) to verify the validity, amount or any other matter relating to any Receivable. The Sellers further agree that WGRC or its assigns shall be entitled to have certified public accountants or other auditors conduct a review of their books and records relating to the Purchased Assets in connection with any outside review of such Purchased Assets as contemplated under Section 7.02 of the Revolving Credit Agreement. Each Seller agrees that the Facility Agent shall be permitted to substitute for and/or accompany WGRC on any such inspection or visit and to participate in any such discussion. Each Seller further agrees to instruct its independent accountants to cooperate with any reasonable request of WGRC, the Facility Agent or their respective agents or representatives, in connection with the performance of such accountants' routine verification procedures with respect to the Receivables or the Related Security. Without limiting the foregoing, each Seller shall, in connection with any review of WGRC's books and records by certified public accountants or other auditors pursuant to Section
7.02 of the Revolving Credit Agreement, permit such accountants or auditors to examine its books and records relating to the Purchased Assets and the Facility Documents.

     (h) Delivery of Records. Upon the request of WGRC, its agents, representatives or permitted assignees, deliver or cause to be delivered, copies of all Records, including, without limitation, computer tapes generated by or on behalf of such Seller or any of its Consolidated Affiliates, relating to the Purchased Assets (including all Receivables and Collections included therein).

     (i) Segregation of Collections. Use all reasonable efforts, whether in its capacity as Seller or as Servicer (if applicable), to minimize the deposit of any funds other than Collections into any of the Lock-Box Accounts and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts, promptly identify any such funds to WGRC.

     (j) Books and Records. Maintain at all times complete books, records and accounts relating to the Purchased Assets sold by such Seller hereunder (including all Receivables and Collections included therein) in which timely entries are made in accordance with GAAP. Such books and records shall be marked to indicate the sales of all Receivables and Related Security by such Seller hereunder and shall include, without limitation, (a) all payments received and all credits and extensions granted with respect to such Receivables; (b) the return, rejection, repossessions, or



stoppage in transit of any merchandise the sale of which has given rise to a Receivable included in the Purchased Assets; and (c) any other Dilution Factors.

     (k) Identification of Eligible Receivables. (i) Establish and maintain procedures as are necessary for determining whether each Receivable qualifies as an Eligible Receivable and for identi-fying, on any date, the aggregate Outstanding Balances of all Eligible Receivables; and (ii) notify WGRC in advance of Purchase if a Receivable proposed to be sold by such Seller hereunder will, to such Seller's knowledge, not be an Eligible Receivable as of the date of Purchase.

     (l) Notification of Noncomplying Receivables. Promptly notify WGRC, the Servicer and the Agents of such Seller's determination that any Receivables previously sold hereunder were, as of the date of Purchase thereof, Noncomplying Receivables (it being understood that monthly disclosure of such Noncomplying Receivables in connection with delivery of the Settlement Statement shall be sufficient).

     (m) Separate Identity. Take all actions required to maintain WGRC's status as a separate legal entity, including, without limitation, (i) not holding WGRC out to third parties as other than an entity with assets and liabilities distinct from each Seller and Wyman's other Subsidiaries; (ii) not holding itself out to be responsible for the debts of WGRC or, other than by reason of owning capital stock of WGRC (if applicable), for any decisions or actions relating to the business and affairs of WGRC; (iii) taking such other actions as are necessary on its part to ensure that all corporate procedures required by its and WGRC's respective certificates of incorporation and by-laws are duly and validly taken; (iv) keeping correct and complete records and books of account and corporate minutes; (v) not acting in any other matter that could foreseeably mislead others with respect to WGRC's separate identity; and (vi) taking such other actions as may be necessary on its part to ensure that WGRC is in compliance at all times with Section 6.01(l) and Section 7.09 of the Revolving Credit Agreement.

     (n) Taxes. File or cause to be filed, and cause each of its Subsidiaries with whom it shares consolidated tax liability to file, all Federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns would not have a Material Adverse Effect, and pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which such Seller or such Subsidiary shall have set aside adequate reserves on its books in accordance with GAAP.








     (o) Ownership of Sellers. Take all actions required on its part to ensure that, at all times through the Termination Date, Wyman continues to own (directly or indirectly) at least 80% of the issued and outstanding stock of each other Seller; provided, that Wyman shall notify the Agents and the Rating Agency of any change in ownership of the capital stock of the other Sellers.

     SECTION 4.02. General Reporting Requirements of the Sellers. From the date hereof until the Collection Date, each Seller (or, with respect to subsections (b), (c) and (d) below, Wyman only) shall, unless WGRC (or, to the extent required under the Revolving Credit Agreement, its assigns) shall otherwise consent in writing, furnish to WGRC (and, to the extent directed by WGRC below, to WGRC's assigns or designees):

     (a) As soon as practicable and in no event later than two Business Days after a senior financial officer of the Seller has actual knowledge of the occurrence of each Liquidation Event or Unmatured Liquidation Event which results from or relates to an act or omission of such Seller, a statement from such officer setting forth such Liquidation Event or Unmatured Liquidation Event and the action which such Seller proposes to take with respect thereto (copies of which shall be concurrently furnished to the Facility Agent and the Rating Agency);

     (b) As soon as available and in any event within one-hundred five (105) days after the end of each fiscal year of Wyman, a copy of the annual audited consolidated statements of income and cash flows for Wyman and its consolidated Subsidiaries for such fiscal year and the related consolidated balance sheet as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied (except for such changes in application which are in accordance with GAAP and are approved by Wyman's independent public accountants and disclosed therein), reported on in reasonable detail and accompanied by an unqualified opinion (except for qualifications relating to contingencies which are otherwise adequately disclosed but are not quantifiable for reasons outside the Sellers' control) from Ernst & Young or other independent certified public accountants of recognized national standing selected by Wyman and reasonably acceptable to WGRC (copies of which shall be concurrently furnished to the Banks, the Agents and the Rating Agency), it being expressly understood that this clause (b) may be satisfied by delivery to the above-named parties of Wyman's annual report on Form 10-K to the Securities and Exchange Commission for the appropriate fiscal year;

     (c) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Wyman, a copy of the unaudited consolidated statements of income and cash flows for Wyman and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter and the related unaudited consolidated balance sheet as at



the end of such fiscal quarter; setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and all of the foregoing to be prepared in accordance with GAAP consistently applied (except for such changes in application which are in accordance with GAAP and are approved by Wyman's financial officer preparing such statements and disclosed therein) (copies of which shall be concurrently furnished to the Banks and the Agents), it being expressly understood that this subsection (c) may be satisfied by delivery to the above-named parties of Wyman's quarterly report on Form 10-Q to the Securities and Exchange Commission for the appropriate fiscal quarter;

     (d) Contemporaneously with the furnishing of a copy of the annual and quarterly financial statements provided for in subsections 4.02(b) and (c), respectively, a certificate dated the date of delivery and signed by a Responsible Officer of Wyman, which certificate shall state (i) that said financial statements fairly present the financial position and results of operations of Wyman and its consolidated Subsidiaries in accordance with GAAP consistently applied (except for such changes in application which are in accordance with GAAP and are approved by Wyman's independent public accountants or, in the case of the quarterly reports, by such Responsible Officer and disclosed therein and further subject to normal year-end adjustments) and (ii) that the officer signing such certificate has reviewed the relevant terms of this Agreement and has made, or caused to be made under such officer's supervision, a review of each Seller's and WGRC's activities during the period covered by the statements then being furnished, and that the review has not disclosed the existence of a Liquidation Event or Unmatured Liquidation Event, or if there is such an event, describing it and the steps, if any, taken or being taken to cure it (with copies of each such certificate to be concurrently furnished to the Banks, the Agents and the Rating Agency);

     (e) Promptly after the filing or receipt thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA (other than any such Reportable Event for which the Pension Benefit Guaranty Corporation has waived the 30-day notice requirement) which such Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Seller or any ERISA Affiliate receives from the Pension Benefit Guaranty Corporation (copies of which shall be concurrently furnished to the Facility Agent and the Rating Agency);

     (f) Promptly, from time to time, such other information, documents, records or reports respecting the Purchased Assets, including, without limitation, the Receivables, or the conditions or operations, financial or otherwise, of such Seller as WGRC, the Facility Agent, or any of their respective agents, representatives or permitted assignees, may from time to time reasonably request, in order to protect the interests of WGRC and its assigns under or as contemplated by this Agreement and the other Facility Documents and to enable WGRC and the Agents to perform their respective reporting requirements under the other Facility Documents.



     The Sellers will cause any financial statements consolidated with those of WGRC to contain a footnote to the effect that WGRC's business consists of the purchase of Receivables from the Sellers and that WGRC is a separate corporate entity with its own separate creditors.

     SECTION 4.03. Negative Covenants of the Sellers. From the date hereof until the Collection Date, each Seller will not, without the written consent of WGRC (or, to the extent required under the Revolving Credit Agreement, the written consent of its assigns):

     (a) Sales, Liens, Etc. Against Receivables. Except as otherwise provided herein, (1) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens (except as created in favor of WGRC hereby or as created by WGRC pursuant to any Facility Document and except for Permitted Liens) upon or with respect to any of the Receivables sold or other Purchased Assets sold or to be sold by such Seller hereunder or with respect to any Lock-Box Account; or (2) assign any right to receive income in respect of such Receivables, Purchased Assets or Lock-Box Account (except that any Seller may assign its rights under the Intercompany Notes to any other Seller). In the event that such Seller fails to keep any Purchased Assets free and clear of any Lien (except as created in favor of WGRC hereunder or as created by WGRC pursuant to any other Facility Document and except for Permitted Liens), WGRC may (without limiting its other rights with respect to such Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release such Lien. WGRC shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Section 6.01, or WGRC may, alternatively, deduct such expenditures as an offset to the Purchase Price owed to such Seller hereunder or as a reduction to the Short-Term Note or, if applicable, the Long-Term Note; provided, however, that in the event of any dispute between such Seller and the alleged holder of such Lien as to the amount or validity of such Lien, such expenditure shall be made only after consultation with such Seller as to the status of such Lien and the action such Seller or any of its Consolidated Affiliates is taking or plans to take with respect thereto.

     (b) Extension or Amendment of Receivables. Except, as applicable, for any adjustments made in its capacity as Servicer or subservicer pursuant to Section 5.03(a), extend, amend or otherwise modify the terms of any of its Receivables included in the Purchased Assets without the prior consent of WGRC.

     (c)  Change in Credit and Collection Policy and Invoice Form.
(i) Make any change in the Credit and Collection Policy which could reasonably be expected to impair the collectibility of the Receivables or to result in a material delay in the collection thereof or would be inconsistent with collection practices of the industry or would otherwise adversely affect the interests of WGRC and/or the Banks' interests under the Revolving Credit Agreement in any material respect (it being understood by WGRC that, (without



waiving its right to object to any such change) the Sellers intend to consolidate their separate policies into a single policy for reasons of organizational efficiency but without deviating from the substantive policies reflected in Exhibit C as attached hereto),
(ii) make any material changes in the forms of Invoices or (iii) except as otherwise permitted under Section 5.03, amend or modify the terms of any Invoice evidencing a Receivable sold hereunder (provided, that, with respect to any such change under any of the foregoing clauses (i) through (iii), concurrent notice thereof shall be given to WGRC, the Facility Agent and the Rating Agency).

     (d) Change in Payment Instructions to Obligors. (i) Make any change in its instructions to Obligors directing payments other than to a Lock-Box Account or, via wire transfer, the Collection Account, or (ii) voluntarily add or terminate any bank as a Lock-Box Bank unless, with respect to the addition of a Lock-Box Bank, WGRC and the Facility Agent shall have first received and approved (which approval shall not be unreasonably withheld) (x) copies of Lock-Box Agreements executed by each new Lock-Box Bank and all applicable Sellers and (y) copies of all agreements and documents signed by all applicable Sellers or the respective Lock-Box Bank with respect to any new Lock-Box Account.

     (e) Change in Corporate Name. Make any change to its corporate name or conduct any business under any trade names, fictitious names or assumed names other than those identified on
Schedule 3.01(j) unless (i) WGRC, the Facility Agent and the Rating Agency shall have received twenty (20) Business Days prior written notice of such name change or use and (ii) at least ten (10) Business Days prior to the effective date of any such name change or use, such Seller shall have executed and delivered to WGRC such Financing Statements (Form UCC-1 and UCC-3) which WGRC may request to reflect such name change or use, together with such other documents and instruments (including, in the case of any change to a Seller's corporate name, an opinion of counsel reasonably acceptable to the Facility Agent as to continued perfection of the ownership interests in the Receivables created hereunder following such change) that WGRC may request in connection therewith.

     (f) Accounting of Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of the Purchased Assets by the Sellers to WGRC, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Purchased Assets by the Sellers to WGRC.

     (g) ERISA Matters. (i) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and
Section 412(a) of the IRC, with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that Wyman, any other Seller or any ERISA Affiliate may be required to make under the agreement relating to

such Multiemployer Plan or any law pertaining thereto; (iv) termi-nate or permit any ERISA Affiliate to terminate any Benefit Plan which could result in any liability of Wyman, any other Seller or any ERISA Affiliate under Title IV of ERISA; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of Wyman, any other Seller or any ERISA Affiliate under ERISA or the IRC, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of Wyman, in the aggregate, would be reasonably likely to cause any Lien (other than Permitted Liens) to attach to the Purchased Assets under Title IV of ERISA.


                                  ARTICLE V
                        ADMINISTRATION AND COLLECTION

     SECTION 5.01. Collection of Receivables. (a) As of its Initial Purchase Date, each Seller shall have transferred to WGRC the exclusive ownership and control of the Lock-Box Accounts used by it and all related lock-boxes, and each Seller hereby agrees to take any further action necessary or that WGRC may reasonably request to effect or maintain the effectiveness of any such transfer. From and after the Initial Purchase Date applicable to any Seller, such Seller shall not have any further right, title and/or interest in or control over any of the Lock-Box Accounts or related lock-boxes. Unless instructed otherwise by the Facility Agent or the Collateral Agent pursuant to their authority under the Revolving Credit Agreement (in which case, concurrent notice thereof shall be given to the Rating Agency), each Lock-Box Bank shall be instructed to remit, on a daily basis, via overnight or same day transfer, all amounts deposited in its Lock-Box Accounts to the Collection Account in accordance with the terms of a Lock-Box Agreement substantially in the form of Exhibit 9.03 to the Revolving Credit Agreement, with such changes as the Facility Agent may approve. The Servicer shall advise WGRC daily of the amount of Collections received or to be received into the Collection Account on such day with respect to the Receivables and WGRC shall determine the amounts of such Collections which, pursuant to the terms of the Revolving Credit Agreement, may be used by WGRC to purchase new Receivables hereunder. If any Seller or its agents or representatives shall at any time receive any cash, checks or other instruments which constitute Collections, such recipient shall promptly segregate such payment and hold such payment in trust for and in a manner acceptable to WGRC and shall, promptly upon identification of any such payment (and in any event within two Business Days following such identification), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Lock-Box Account or to the Collection Account. WGRC may notify any or all of the Obligors of the ownership of Purchased Assets by WGRC and may direct any or all of the Obligors of Receivables included in the Purchased Assets to pay all amounts payable under any such Receivables directly to the Collection Account (i) at any time, with contemporaneous notice to Wyman and the applicable Seller, after the occurrence and during the continuance of a Liquidation Event or (ii) otherwise, at any time following five Business Days' advance notice to Wyman and the

applicable Seller. At WGRC's request and at each Seller's expense, such Seller shall give notice of WGRC's ownership of Purchased Assets purchased from such Seller to each Obligor thereunder and direct that payments be made directly to the Collection Account and assemble all Records of such Seller, and make the same available to WGRC at a place selected by WGRC or its designee. Each Seller hereby authorizes WGRC, and gives WGRC its irrevocable power of attorney, which authorization shall be coupled with an interest, to take any and all steps in such Seller's name and on behalf of such Seller, which steps are necessary or desirable, in the reasonable determination of WGRC, to collect all amounts due under the Purchased Assets, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Invoices (it being understood that WGRC or the Servicer on behalf of WGRC, and not the Sellers, shall be responsible for such expenses of enforcement except as otherwise provided in Article VI hereof).

     (b) WGRC shall, following notification that collections of any receivable or other intangible owed to any Seller or any Affiliate thereof, which is not a Purchased Asset, have been deposited into the Lock-Box Accounts, request that the Collateral Agent segregate all such collections. Promptly, after such misapplied collections have been reasonably identified to WGRC and the Collateral Agent, WGRC shall (or shall cause the Collateral Agent to) turn over to such Seller or such Affiliate, as applicable, all such collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by WGRC and the Collateral Agent in collecting such receivables. Except as expressly stated above in this Section 5.01(b), and notwithstanding anything to the contrary in this Agreement, WGRC shall have no obligation to collect, enforce or take any other action with respect to any receivable or other intangible not included in the Purchased Assets.

     SECTION 5.02. Designation of Servicer. (a) The servicing, administering and enforcement of collection of the Receivables shall be conducted by the Person (the "Servicer") so designated from time to time in accordance with this Section 5.02; provided, that the Servicer shall be entitled at any time and from time to time to designate one or more third parties to act as subservicers on its behalf in connection with its duties as Servicer hereunder; provided further, however, that no such designation shall relieve the Servicer of its obligations and liabilities as Servicer. Until WGRC or, in the event of a Servicer Termination Event, the Collateral Agent gives notice to Wyman of the designation of a new Servicer, Wyman is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof, together with such other duties and obligations of the Servicer set forth in the Revolving Credit Agreement. It is expressly understood that Wyman may designate each other Seller as the subservicer with respect to the Receivables of such Seller. It is expressly understood that neither Wyman nor any subservicer shall have any rights to withdraw amounts in any Lock-Box Account. WGRC may at any time, with or without cause, designate any Person (including itself) to replace Wyman as Servicer. Any Servicer may at any time resign as Servicer upon written notice to WGRC.


     (b) WGRC and the Collateral Agent shall give concurrent notice to the Rating Agency of any resignation, replacement or removal of the Servicer. Notwithstanding anything else in this Agreement to the contrary, but subject to Section 5.02(c), no resignation, replacement or removal of the Servicer shall be effective until a successor Servicer has been appointed, has accepted such appointment and is ready to perform the duties and obligations of the Servicer hereunder.

     (c) In the event that the Servicer resigns or is removed under the terms of this Agreement, and a successor Servicer approved by the Facility Agent is not promptly named by WGRC hereunder, the Sellers hereby acknowledge that WGRC has agreed with the Banks to appoint the Collateral Agent as Servicer.

     SECTION 5.03. Duties of the Servicer; Daily Reports and Settlement Statements; Servicer Fee. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable included in the Purchased Assets from time to time, all in accordance with the Credit and Collection Policy; provided, however, that the Servicer shall not extend, modify or amend any Receivable without WGRC's prior consent (or, to the extent required under the Revolving Credit Agreement, the prior consent of its assigns), except that the Servicer may make adjustments to reflect Dilution, Write-Offs, and the taking of Receivable Notes in accordance with the terms of the Credit and Collection Policy. The Servicer shall, in its capacity as Servicer, exercise the same care and apply the same policies with respect to the collection of the Receivables that it would exercise and apply if it owned such Receivables, shall act in the best interests of WGRC and shall exercise loyalty to WGRC, all with reasonable care and diligence and otherwise in accordance with all applicable laws, rules and regulations and in accordance with the Credit and Collection Policy. The Servicer shall maintain all Records belonging to WGRC separate and apart from its other records and the records of other Affiliates. In addition, the Servicer shall, unless WGRC otherwise revokes such authority in writing (a copy of which revocation shall be delivered to the Facility Agent), enforce WGRC's rights and interests, if any, in and under the Receivables, the Related Security and the Invoices included in the Purchased Assets. Notwithstanding anything to the contrary contained herein, (x) WGRC shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is Wyman or otherwise) to (and in the absence of such direction, the Servicer shall not) commence, prosecute or settle any legal action to enforce collection of any Receivable owned by WGRC or to foreclose upon or repossess any Related Security owned by WGRC; and (y) the Servicer shall not, under any circumstances, be entitled to make WGRC a party to any litigation without WGRC's express prior written consent. The Servicer shall adjust the Outstanding Balance of any Receivable to reflect Dilution and Write-Offs in accordance with the Credit and Collection Policy. The Servicer's authorization under this Agreement shall terminate on the Collection Date. Notwithstanding any other provision of this Agreement, Wyman's obligation to act as Servicer shall terminate on the Collection Date.



     (b) In addition to its other responsibilities hereunder, the Servicer shall prepare and deliver to WGRC and the Agents the Daily Reports and Settlement Statements as more fully described below.
On each Business Day, the Servicer shall deliver to WGRC, by no later than 1:00 p.m. (Boston time) a Daily Report with respect to such date in the form of Exhibit D-1 (if such Business Day occurs prior to the commencement of the Liquidation Period) or Exhibit D-2 (if such Business Day occurs during the Liquidation Period) hereto. With respect to each Collection Period, the Servicer shall prepare and deliver to WGRC (with copies to the Agents, the Banks and the Rating Agency), by the Reporting Date of the subsequent month, a Settlement Statement, in the form of Exhibit E-1 (if the Liquidation Period has not yet commenced) or Exhibit E-2 hereto (if the Liquidation Period has commenced), as applicable. Each Seller agrees to provide to the Servicer on a timely basis all information necessary for the preparation and delivery of the foregoing reports.

     (c) In consideration for Wyman's services as the Servicer, WGRC shall pay to the Servicer a fee (the "Servicer Fee") as set forth in this paragraph below. The Servicer hereby acknowledges that, except for the Servicer Fee owed under this paragraph, the Servicer's costs of performing its duties as Servicer hereunder (including the accounting costs and expenses for reviews of the Purchased Assets required under the Revolving Credit Agreement and including the costs or expenses incurred by the other Sellers as subservicers hereunder) shall not be chargeable against WGRC or its assigns; the Servicer further acknowledges that the costs and expenses of one outside audit per year as contemplated under
Section 7.02 of the Revolving Credit Agreement shall be paid out of the Servicer Fee it otherwise receives. For so long as Wyman or any Consolidated Affiliate of Wyman acts as Servicer hereunder, the Servicer Fee shall be paid monthly on each Settlement Date prior to the Termination Date for the immediately preceding Collection Period in an amount equal to the product of (i) the average daily Outstanding Balances of all Receivables during the prior Collection Period times (ii) one percent (1.0%) per annum calculated on the basis of actual days elapsed during such Collection Period and a year of 365 or 366 days, as applicable. After the Termination Date, the Servicer Fee will be paid as provided in Section 9.08 of the Revolving Credit Agreement. If neither Wyman nor any Consolidated Affiliate of Wyman acts as Servicer hereunder, then the Servicer Fee shall equal such fee as may be agreed to by the Facility Agent, on behalf of WGRC, and such successor Servicer; provided that the Servicer Fee for any Collection Period may in no event exceed the lesser of (1) 200% of the Servicer Fee which would be applicable to Wyman or any of its Consolidated Affiliates and
(2) 110% of the sum of the aggregate reasonable costs and expenses of such Servicer incurred in the performance of its duties hereunder during such Collection Period. If Wyman is replaced as the Servicer prior to the end of a Collection Period, it shall be entitled to a pro rata portion of the Servicer Fee for such period.

     (d) The Servicer shall implement and maintain administrative and operating procedures reasonably necessary for the performance of its obligations hereunder (including, without limitation, an ability to recreate Records in the event of the destruction of any

originals thereof). The Servicer shall also maintain at all times complete books, records and accounts relating to the Receivables, Collections and other Purchased Assets in which timely entries are made in accordance with GAAP, as are necessary for the performance of its obligations hereunder. Such books, records and accounts shall, without limitation, be adequate to permit the daily calculation of all information required to be included in the Daily Report. Copies of such entries shall promptly be delivered to WGRC or its agents, representatives or permitted assignees upon request. Such books and records shall be marked (by means of a general legend that will automatically appear at or near the beginning of any computer generated list or print-out of the Receivables or otherwise) to indicate the ownership by WGRC of all Receivables and Related Security sold hereunder, and such books and records shall reflect, without limitation, (i) all payments received and all credits and extensions granted with respect to the Receivables;
(ii) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to a Receivable; (iii) any other Dilution Factors; (iv) the taking of Receivable Notes; and (v) all Write-Offs. At any time and from time to time, following one Business Day's notice from WGRC or its agents, representatives or permitted assignees, and during regular business hours, the Servicer will permit WGRC or such agent, representative or permitted assignee (A) to have access to the Servicer's offices, properties and computer software for purposes of examining and making copies of and abstracts from all such books and records and (B) to discuss matters relating to the Purchased Assets with any of the officers, employees, agents or representatives of the Servicer having knowledge of such matters.

     SECTION 5.04. Responsibilities of the Sellers. Anything herein to the contrary notwithstanding:

     (a) Each Seller shall (i) perform all of its obligations under any contracts related to the Receivables sold by it hereunder to the same extent as if such Receivables had not been sold hereunder and the exercise by WGRC of its rights hereunder shall not relieve such Seller from such obligations and (ii) pay when due any taxes relating to the origination and sale of the Receivables and the other Purchased Assets.

     (b) WGRC and its assignees shall have no obligation or liability with respect to any Receivable or related contracts, nor shall WGRC or any such assignee be obligated to perform any of the obligations of any Seller thereunder and each Seller agrees to indemnify and hold harmless WGRC and its assignees against and from any and all liabilities arising from or related to any such obligation or liability.

     SECTION 5.05. Further Action Evidencing Purchases. (a) Each Seller agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary to perfect, protect or more fully evidence WGRC's ownership of the Purchased Assets, or to enable WGRC to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, each Seller will (i) cause its

computer files relating to the Receivables (by means of a general legend that will automatically appear at or near the beginning of any computer generated list or print-out of the Receivables or otherwise) to indicate that, unless otherwise specifically identified on such list or print-out as a Receivable not so sold, all Receivables included in such list or print-out and Related Security have been sold to WGRC in accordance with this Agreement and (ii) promptly execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments and notices, as may be necessary or appropriate or as WGRC or any of its agents, representatives or permitted assignees may reasonably request.

     (b) In the event that any Seller, within five (5) Business Days after notice from WGRC, fails to deliver to WGRC one or more financing or continuation statements, and amendments thereto and assignments thereof, that WGRC or any of its agents, representatives or permitted assignees may reasonably determine to be necessary to evidence or perfect WGRC's ownership of all or any of the Purchased Assets now existing or hereafter arising, then such Seller hereby authorizes WGRC to file any such statements without the signature of such Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Assets or any part thereof, shall be sufficient as a financing statement. If any Seller fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, WGRC may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of WGRC incurred in connection therewith shall be payable by such Seller upon WGRC's written demand therefor (which demand shall itemize such expenses in reasonable detail).

     SECTION 5.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness or other obligations owed by such Obligor to any Seller or WGRC shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of any Receivable of such Obligor purchased hereunder (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to (i) any Receivable arising subsequent to the Termination Date which is not purchased hereunder or (ii) any other indebtedness of such Obligor to any Seller.

                                  ARTICLE VI
                               INDEMNIFICATION

     SECTION 6.01. Indemnities by the Sellers. Without limiting any other rights which WGRC may have hereunder or under applicable law, but without duplication, each Seller hereby agrees to indemnify WGRC and its permitted assignees and its and their respective officers, directors, agents and employees (all of the foregoing collectively referred to herein as "Indemnitees") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees, and dis-bursements (all of the foregoing collectively referred to herein as

the "Indemnified Amounts") awarded against or incurred by any Indemnitee relating to or resulting from this Agreement or the acquisitions or ownership by WGRC of any Purchased Assets (excluding, however, any such amounts to the extent the same comprise recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, inability or failure to pay or lack of creditworthiness of the applicable Obligor). Without limiting the foregoing (but subject to the exclusion in the immediately preceding sentence), each Seller shall indemnify the Indemnitees for Indemnified Amounts relating to or resulting from:

          (i) any representation or warranty made by such Seller (or any of its officers) (individually or as Servicer) under or in connection with this Agreement or in connection with the preparation or delivery of any Daily Report, any Settlement Statement, or any other information or report delivered pursuant hereto, which shall have been false, incomplete or incorrect in any respect when made;

          (ii) the failure by such Seller (individually or as Servicer) to comply with any term, provision or covenant contained in this Agreement, any other Facility Document or any agreement executed in connection with this Agreement or any other Facility Document (in each case, where such Seller is a party thereto), or with any applicable law, rule or regulation with respect to any Receivable, the related Invoice or the Related Security, or the nonconformity of any Receivable, the related Invoice or the Related Security with any such applicable law, rule or regulation;

          (iii) the failure of such Seller to vest and maintain vested in WGRC or to transfer to WGRC, legal and equitable title to and ownership of the Receivables and other Purchased Assets which are, or are purported to be, sold by such Seller hereunder, free and clear of any Lien (other than Liens created in favor of WGRC hereunder and Liens created under the other Facility Documents), including all amounts expended by WGRC pursuant to
     Section 4.03(a);

          (iv) the failure by such Seller to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Purchased Assets which are, or are purported to be, sold by such Seller hereunder, whether at the time of any Purchase or at any subsequent time;

          (v) the failure by such Seller to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;




          (vi) any dispute, claim, offset or defense to the payment of any Receivable (other than discharge in bankruptcy or under similar insolvency law) which is, or is purported to be, sold by such Seller hereunder which dispute, claim, offset or defense is based on the Receivable or related Invoice not being a legal, valid and binding obligation of the related Obligor, enforceable in accordance with its terms, or which relates to Dilution Factors or to such Receivables being Noncomplying Receivables on the date of Purchase or on any similar ground not related to the creditworthiness of the applicable Obligor or any other claim asserted against any Indemnitee resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the goods and/or merchandise or services that are the subject of any Receivable generated by such Seller or related Invoice or contract;

          (viii)  the failure of such Seller to pay when due
     (A) any taxes or charges imposed on such Seller or (B) any sales taxes or other charges imposed in connection with such Seller's transfer of Purchased Assets hereunder (other than taxes on or measured by the net income of WGRC or any of its permitted assignees);

          (ix) the failure of such Seller (individually or as Servicer or subservicer) or any of its agents or representatives (including, without limitation, agents, representatives and employees of such Seller acting pursuant to authority granted under Section 5.02) to perform its duties and obligations in accordance with the provisions of this Agreement, or to remit to WGRC, Collections of Purchased Assets received by such Seller or any such agent or representative;

          (x) the commingling of Collections of Purchased Assets with any other funds of such Seller; and

          (xi) claims, demands, liabilities, damages, losses, costs, changes and expenses (including reasonable attorneys' fees) which WGRC or any other Indemnitee may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit; provided, that nothing in this Section 6.01(xi) shall impose on any Seller the obligation to reimburse any Indemnitee for draws under any Letters of Credit or routine costs and expenses incidental to the issuance, administration, or funding of any draws under, any Letters of Credit.





It is expressly agreed and understood by the parties (i) that such indemnification is not intended to constitute a guarantee of the collectibility or payment of the Receivables sold hereunder and the other Purchased Assets and (ii) that nothing in this Section 6.01 shall require any Seller to indemnify any Indemnitee (A) for damages, losses, claims or liabilities or related costs or expenses resulting from such Indemnitee's gross negligence or willful misconduct or (B) for lost profits, consequential, special or punitive damages. In addition to the foregoing, Wyman, as Servicer, agrees to indemnify the Indemnitees from and against all Indemnified Amounts relating to or resulting from any of the foregoing to the extent that such Indemnified Amounts also relate to or result from any breach of its duties to be performed hereunder and under the other Facility Documents as Servicer. From and after the notice to the Sellers of any assignment by any Indemnitee to another Indemnitee (including, without limitation, the assignments by WGRC to the Agents and the Banks), the gross negligence or willful misconduct of such assignor (including, without limitation, WGRC or its officers, directors, agents or employees) shall not be a defense to, or in any other way adversely affect, mitigate or diminish such assignee Indemnitee's right or claim to indemnification under this Section 6.01; in addition, the gross negligence or willful misconduct of any Bank entitled to indemnification hereunder shall not be a defense to, or in any other way adversely affect, mitigate or diminish any other Bank's right to indemnification under this Section 6.01. Any amounts subject to the indemnification provisions of this Section 6.01 shall be paid by the applicable Seller to the Collection Account for distribution to the applicable Indemnitees within five (5) Business Days following such Indemnitees' written demand therefor, setting forth in reasonable detail the basis for such demand. Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 6.01, the representations, warranties and covenants contained in Sections 3.01(a), 3.01(b), 3.01(k), 3.01(w), 4.01(a), 4.01(b), 4.01(c), and 4.01(n) shall not be deemed to be limited to failures to perform or comply or to events, circumstances, conditions or changes that did give rise to a Material Adverse Effect.

                                 ARTICLE VII
                                MISCELLANEOUS

     SECTION 7.01. Amendments, Etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Seller or WGRC therefrom, shall in any event be effective unless the same shall be in writing and signed by each Seller and WGRC and such other parties (including the Rating Agency) whose consent may be required under the Revolving Credit Agreement. WGRC shall give concurrent notice of any such amendment, waiver or consent to the Rating Agency whether or not such confirmation from the Rating Agency is required. Any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given.






     SECTION 7.02. Notices, Etc. Any notice shall be conclusively deemed to have been received by a party hereto and, subject to
Section 7.04, to be effective (i) if sent by regular mail, commercial delivery service or by personal delivery, on the day on which delivered to such party at its address set forth under its name on the signature pages hereof (or at such other address as such party shall specify to the other parties hereto in writing);
(ii) if sent by telex, graphic scanning or other telecopy communications of the sending party, when delivered by such equipment to the number set forth under its name on the signature pages hereof with receipt confirmed in full by telephone or
(iii) if sent by registered or certified mail, on the day on which delivered to such party (or delivery is refused), addressed to such party at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto.
Notices required to be delivered to the Facility Agent, the Collateral Agent or the Rating Agency shall be given in the manner described in, and shall be effective in accordance with the terms of, Section 12.05 of the Revolving Credit Agreement. Notwithstanding the foregoing, notices and communications pursuant to Article II will not be effective until received by the addressee.

     SECTION 7.03. No Waiver; Remedies. No waiver of any breach or default of or by any Seller or of or by WGRC under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring. No failure on the part of WGRC on the one hand, or a Seller on the other hand, to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 7.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of each Seller and WGRC and their respective successors and permitted assigns. No Seller may assign any of its rights and obligations hereunder or any interest herein or any other Facility Documents (except for assignments of rights hereunder or under the Intercompany Notes from one Seller to another) without the prior written consent of WGRC, the Facility Agent and all of the Banks and reconfirmation by the Rating Agency of its rating with respect to the Facility; provided, that nothing herein shall be deemed to prohibit or require any consent with respect to the transfer of the capital stock of WGRC by any Seller to another Seller or any other Person. WGRC may (with concurrent notice to the Rating Agency) assign any of its rights hereunder to any Person who (a) is not (and none of whose Affiliates or Persons related thereto are) a competitor of or engages in a business similar to that of any Seller, (b) agrees in writing to observe the confidentiality provisions of Section 7.07 hereof, and (c) to the extent applicable, has the financial ability to perform WGRC's obligations hereunder. Each Seller acknowledges that WGRC intends, pursuant to the Revolving Credit Agreement, to grant to the Collateral Agent for the benefit of the Banks a

security interest in the Purchased Assets and to assign to the Collateral Agent, as further security, all of WGRC's rights under this Agreement. Each Seller consents to such grant and such assignment, subject to the limitations on enforcement set forth in the Revolving Credit Agreement and provided, further, that each of the Agents, the Issuing Bank and the Banks acknowledge and agree in writing to observe the confidentiality provisions thereof for the benefit of the Sellers. Each Seller acknowledges and agrees that the indemnification provisions of Article VI hereof run to the benefit of each of the Facility Agent, the Collateral Agent, the Banks and their respective officer,s directors, agents and employees, as permitted assigns of WGRC, all of which parties are entitled to the benefits of such Article. Each Seller agrees that the Collateral Agent (and any other permitted assignee of WGRC or of the Collateral Agent) shall have the right, as the assignee of WGRC (or the assignee of such assignee) and subject to the terms of the Facility Documents, to enforce this Agreement and to exercise directly all of WGRC's rights and remedies under this Agreement. Each Seller also agrees that (i) such Seller shall simultaneously send to the Facility Agent a copy of all notices, financial statements and certificates and supporting material, required to be given by such Seller to WGRC hereunder; (ii) upon its receipt of a notice of further assignment by WGRC or an assignee of WGRC, such Seller shall send the assignee identified in such notice a copy of all notices required to be given by such Seller to WGRC hereunder; and (iii) so long as the Revolving Credit Agreement remains in effect, such Seller shall make any payments required to be made to WGRC under this Agreement directly to the Collection Account or to such other account as the Collateral Agent may direct. WGRC and each Seller hereby acknowledge and agree that the Agents, the Issuing Bank and the Banks have each relied upon the terms and provisions set forth in this Agreement in entering into the Revolving Credit Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the provisions of Article VI, Section 7.06 and Section 7.07 shall be continuing and shall survive any termination of this Agreement.

     SECTION 7.05. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF PERSONAL SERVICE AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF WGRC IN THE PURCHASED ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE SELLERS AND WGRC HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK (AND ANY COURTS HEARING APPEALS FROM SUCH STATE OR FEDERAL COURT), OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF. EACH OF THE


SELLERS AND WGRC HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER WITHIN THE STATE OF NEW YORK AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT IN SUCH STATE. NOTHING IN THIS SECTION 7.05 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF WGRC TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY FOR REALIZING ON ITS INTEREST IN ANY PURCHASED ASSETS. EACH OF THE SELLERS AND WGRC HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR UNDER OR IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

     SECTION 7.06. Costs, Expenses and Taxes. In addition to the rights of indemnification under Article VI hereof, each Seller agrees to pay on demand all reasonable costs and expenses of WGRC in connection with the sales of Receivables hereunder, the negotiation, preparation, execution and delivery of this Agreement and all amendments with respect to this Agreement, including the reasonable fees and out-of-pocket expenses of counsel for WGRC with respect thereto and with respect to advising WGRC as to its rights and remedies under this Agreement, and all costs and expenses (including reasonable counsel fees and expenses) of WGRC and its permitted assigns (including the Agents, the Banks and/or the Issuing Bank) in connection with the enforcement as against the Sellers of this Agreement and the other Facility Documents executed by them. In addition, each Seller will pay any and all stamp and similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement or the other Facility Documents, and hereby indemnifies and saves WGRC harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 7.07. Confidentiality. WGRC hereby acknowledges that the Records and other information which the Sellers must assign and/or deliver to WGRC hereunder may contain information in which the Sellers have a proprietary interest and which may not, at the time of assignment and/or delivery, be generally available to and known by the public (including, without limitation, information contained in the Information Memorandum). WGRC hereby agrees to maintain as confidential all such information obtained from the Sellers and not to disclose such information to any other Person, provided, however, that nothing in this Section 7.07 shall (a) restrict any Seller from disclosing such confidential information to any Person nor (b) prevent WGRC from disclosing such information
(i) to any permitted assignee of WGRC, the Agents, the Issuing Bank or any Bank (or their permitted prospective participants and assignees), provided that each such party agrees in writing, for the benefit of the Sellers, (x) to use such information and keep such information confidential in accordance with the same terms set

forth herein or, in the case of the Agents, the Issuing Bank, any Bank or any of their participants or assigns, as set forth in
Section 12.08 of the Revolving Credit Agreement as in effect on the date hereof and (y) that it will not disclose such information to any of its Affiliates which is not a financial institution or a parent company of a financial institution, (ii) to its employees, agents, attorneys, auditors and accountants, (iii) subject to the further requirements set forth in this Section 7.07, upon the order of any court or administrative agency or upon the request or demand of any regulatory agency, authority or official having jurisdiction over WGRC, (iv) which has (other than through a breach of this Section 7.07) been obtained from any Person other than WGRC, any Seller or any other party hereto, or (v) as otherwise expressly contemplated by this Agreement or Section 12.08 of the Revolving Credit Agreement as in effect on the date hereof. WGRC (a) will provide the Sellers with prompt written notice of any subpoena or any request or requirement by any governmental authority (other than any such request or requirement in connection with an audit or other regulatory review of a financial institution) for disclosure of any confidential information so that the Sellers may seek a protective order or other appropriate remedy prior to such disclosure and (b) shall consult with the Sellers to a reasonable extent on the advisability of taking legally available steps to resist or narrow such request or requirement. In the event that such protective order or other remedy is not obtained, WGRC will exercise all reasonable efforts (x) to limit the information disclosed to such information which it is legally required to disclose and (y) to obtain reliable assurance that confidential treatment will be accorded any such information so disclosed.

     SECTION 7.08. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 7.09. Termination Date. The agreement of the Sellers to sell Receivables hereunder and the agreement of WGRC to purchase Receivables shall in any event automatically terminate on the Termination Date. Wyman shall have the right, by giving notice to WGRC and to the Facility Agent as described in clause (vi) of the definition of Liquidation Period in Annex I hereto, to cause the Termination Date to occur on the date so designated in such notice. Upon the occurrence and during the continuance of any Liquidation Event, WGRC shall have the right, by giving notice to Wyman and to the Facility Agent as described in clause (vii) of the definition of Liquidation Period in Annex I hereto, to cause the Termination Date to occur on the date so designated in such notice. Notwithstanding any such termination described above, all other provisions of this Agreement shall remain in full force and effect as provided in Section 7.04. WGRC shall give the Rating Agency prompt notice of the occurrence of the Termination Date. On or

after the Collection Date, WGRC will, at the request and expense of Wyman, execute and deliver to Wyman such UCC termination statements and other documents and take such other action as Wyman may reasonably request to evidence such termination.

     SECTION 7.10. No Recourse. The obligations of each Seller and WGRC hereunder shall be solely the obligations of such Seller and/or WGRC, as applicable, and shall in all respects be non-recourse to all of its respective officers, directors, controlling persons or stockholders, and each of the Sellers and WGRC acknowledges the same with respect to the other and, to the fullest extent permitted by law, waives any such recourse and any claim against any of such parties of the other arising hereunder, provided that nothing herein shall constitute a waiver of any rights that one Person may have against any other Person on account of any claim for intentional fraud, including any such claims for deceit or intentional misrepresentation or omission.

     SECTION 7.11. No Proceedings. Each Seller and the Servicer hereby agrees, on behalf of itself and of all holders of the Intercompany Notes, that it will neither (i) institute against WGRC any involuntary proceeding of the type referred to in the definition of "Insolvency Event" so long as this Agreement remains in full force and effect and for at least one year and one day following termination of this Agreement nor (ii) in its capacity (if any) as a shareholder of WGRC, cause WGRC to file any voluntary proceeding of the type referred to in the definition of "Insolvency Event" except as otherwise permitted under WGRC's certificate of incorporation.

     SECTION 7.12. Entire Agreement. This Agreement, together with the other Facility Documents, including the annexes, exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

     SECTION 7.13. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the Effective Date and/or the Initial Purchase Date, as applicable, and each Purchase thereafter and shall continue in full force and effect until the later of (i) the Collection Date and (ii) the expiration of all Letters of Credit.













     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               WYMAN-GORDON COMPANY,
                                in its individual capacity
                                and as Seller and Servicer

                               By:   /s/ Wallace F. Whitney
                               Title :   Vice President
                               Address:  244 Worcester Street
                                         No. Grafton, MA  01536

                               Telephone: (508) 839-4441
                               Telecopy:  (508) 839-7529


                               WYMAN-GORDON INVESTMENT CASTINGS, INC.,
                                 in its individual capacity
                                 and as Seller

                               By:   /s/ Wallace F. Whitney
                               Title:    Vice President
                               Address:  244 Worcester Street
                                         No. Grafton, MA  01536

                               Telephone: (508) 839-4441
                               Telecopy:  (508) 839-7529


                               PRECISION FOUNDERS, INC.,
                                in its individual capacity
                                and as Seller

                               BY:   /s/ Wallace F. Whitney
                               Title:    Vice President
                               Address:  244 Worcester Street
                                         No. Grafton, MA  01536


                               WYMAN-GORDON RECEIVABLES CORPORATION,
                                 in its individual capacity
                                 and as Purchaser

                               By:   /s/ Luis E. Leon
                               Title:    President
                               Address:  244 Worcester Street
                                         No. Grafton, MA  01536

                               Telephone: (508) 839-8350
                               Telecopy:  (508) 839-7529






                                     -38-